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                                                                    EXHIBIT 99.4


                        CONSENT OF PROSPECTIVE DIRECTOR


     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of Strategic Timber Trust, Inc., a Georgia corporation (the "Company"), in the Registration Statement on Form S-11 to be filed by the Company with the Securities and Exchange Commission, and to the filing of this consent as an exhibit to such Registration Statement.


Dated: January 22, 1999


                                        /s/ Richard P. Urfer
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                                        RICHARD P. URFER


                                        Richard P. Urfer
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